SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) November 1, 2000

                            MDI ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

 Delaware                             0-24919                        73-1515699
(State or Other Jurisdiction   (Commission File Number)        (I.R.S. Employer
 of Incorporation)                                           Identification No.)

                                 201 Ann Street
                           Hartford, Connecticut 06103
                         (Address of principal executive
                           offices including zip code)

                                 (860) 527-5359
                         (Registrant's telephone number,
                              including area code)


                                      N.A.
          (Former name or former address, if changed since last report)


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    Item 5. Other Events.

    On November 1, 2000, MDI Entertainment, Inc. entered into a Strategic Alliance Agreement with eLot, Inc., a Virginia corporation. The Agreement, effective October 20, 2000, is for a five-year term which will automatically renew for additional one-year terms until such time as either party serves notice of termination ninety days prior to the expiration date. Under the terms of this Agreement, MDI, on a non-exclusive basis, will market and sell certain of eLot's products to MDI's customers, which consist of the government operated lotteries throughout the world. eLot will pay to MDI a commission for each product licensed or sold, determined by the type of product licensed or sold by MDI, in either cash or eLot common stock. Elot has agreed to register all of the shares of eLot common stock paid to MDI as commissions. As part of the alliance, eLot and MDI will form a joint venture to develop a web site designed to allow lottery players to submit losing tickets for second chance drawings.

    To further promote their strategic relationship, on November 1, 2000, MDI and eLot entered into a Stock Exchange Agreement. MDI issued 444 shares of Series B Preferred Stock and a three-year warrant to purchase 555,556 shares of common stock at an exercise price of $3.50 per share to eLot in exchange for 1,000,000 shares of eLot common stock. The Series B Stock has a liquidation preference of $1 million, does not pay a dividend, and is convertible into an aggregate of 444,444 shares of MDI common stock, subject to adjustment under certain circumstances. As long as the sum of the aggregate number of shares of common stock issuable upon conversion of the Series B Stock and the MDI common stock owned by eLot and its subsidiaries is equal to or greater than 444,444, eLot shall have the right to designate an observer to the MDI Board of Directors. If not previously converted by eLot, the Series B Stock will automatically convert into MDI common stock on November 1, 2001.

    eLot has agreed to file a registration statement with respect to the resale of the eLot common stock issued to MDI as soon as practicable after the closing of the transaction, but no later than thirty days after closing. Once the registration statement is declared effective, MDI may not sell more than (i) 333,334 shares of eLot common stock during the thirty-day period (the "First Sale Period") following effectiveness, (ii) 666,667 shares of eLot common stock, less any shares sold during the First Sale Period, during the thirty-day period following the First Sale Period (the "Second Sale Period") or (iii) 1,000,000 shares of eLot common stock, less any shares sold during the First Sale Period and Second Sale Period, during the thirty-day period following the Second Sale Period.

    MDI has granted eLot certain registration rights with respect to the resale of the MDI common stock issued to eLot. Such rights include certain piggy-back and Form S-3 registration rights, as well as eLot's right to demand one registration commencing any time after closing, subject to certain limitations.

    In connection with the transaction, MDI paid Venture Partners Capital, LLC, a registered broker-dealer with which MDI's Executive Vice President of Finance is affiliated, a 2% cash fee.

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    Item 7. Financial Statements and Exhibits.

    (c) Exhibits.

    Exhibit No.     Description

    99.1 Strategic Alliance Agreement, dated November 1, 2000, between MDI Entertainment, Inc. and eLot, Inc.

    99.2 Stock Exchange Agreement, dated November 1, 2000, between MDI Entertainment, Inc. and eLot, Inc.

    99.3 Certificate of Designations for Series B Preferred Stock of MDI Entertainment, Inc.

    99.4 Warrant, dated November 1, 2000, issued to eLot by MDI Entertainment, Inc.

    99.5 eLot Registration Rights Agreement, dated November 1, 2000, between MDI Entertainment, Inc. and eLot, Inc.

    99.6 MDI Registration Rights Agreement, dated November 1, 2000, between MDI Entertainment, Inc. and eLot, Inc.

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        MDI ENTERTAINMENT, INC.
                                                            (Registrant)


    Dated   November 6, 2000                   By:  /s/ Steven M. Saferin
            ----------------                   --------------------------
                                                      Steven M. Saferin
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX

    Exhibit No.     Description

    99.1 Strategic Alliance Agreement, dated November 1, 2000, between MDI Entertainment, Inc. and eLot, Inc.

    99.2 Stock Exchange Agreement, dated November 1, 2000, between MDI Entertainment, Inc. and eLot, Inc.

    99.3 Certificate of Designations for Series B Preferred Stock of MDI Entertainment, Inc.

    99.4 Warrant, dated November 1, 2000, issued to eLot, Inc. by MDI Entertainment, Inc.

    99.5 eLot Registration Rights Agreement, dated November 1, 2000, between MDI Entertainment, Inc. and eLot, Inc.

    99.6 MDI Registration Rights Agreement, dated November 1, 2000, between MDI Entertainment, Inc. and eLot, Inc.